                                                                    Exhibit 3(g)

                FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

     This FIRST AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT (the "Amendment") is made and entered into as of December 31, 1995 by and between CRIIMI MAE Management, Inc., a Maryland Corporation (the "General Partner") and CRIIMI MAE Services, Inc., a Maryland Corporation (the "Limited Partner").

     WHEREAS, the General Partner and the Limited Partner entered into that certain Limited Partnership Agreement (the "Limited Partnership Agreement") of CRIIMI MAE Services Limited Partnership (the "Partnership") dated effective as of June 1, 1995; and

     WHEREAS, the Limited Partnership Agreement provides for additional capital contributions to the Partnership; and

     WHEREAS, the General Partner has made additional capital contributions;

     NOW, THEREFORE, in consideration of the premises and the General Partner's additional capital contributions, the parties hereto agree as follows:

     1. Section 3.02 of the Partnership Agreement is hereby amended by the addition of the following language:

     "Upon the making of any Additional Capital Contributions, this Agreement shall be amended by attaching Exhibit B, which Exhibit B will reflect the value of any Additional Capital Contributions and the respective Partnership Interests of the Limited Partner and General Partner thereafter."

     2. The Partnership Agreement is amended as set forth in Exhibit B attached hereto effective as of the date hereof.

     3. Except as amended hereby the Limited Partnership Agreement shall remain in full force and effect as written.

     IN WITNESS WHEREOF, this First Amendment to Limited Partnership Agreement is executed as of the date first above written.

                           CRIIMI MAE MANAGEMENT, INC.

                           By:      /s/ Cynthia O. Azzara
                                    ----------------------------
                                    Cynthia O. Azzara
                           Its:     Senior Vice President
                                    Chief Financial Officer

                            CRIIMI MAE SERVICES, INC.

                           By:      /s/ Jay R. Cohen
                                    ----------------------------
                                    Jay R. Cohen
                           Its:     Executive Vice President

                                    EXHIBIT B

                        ADDITIONAL CAPITAL CONTRIBUTIONS


           SERVICING RIGHTS                                        VALUE
--------------------------------------------                   --------------

CMM/AIM Funds                                                  $279,000

CRIIMI MAE Financial Corporation
         Collateralized Mortgage Obligations                    400,000

Asset Securitization Corporation
         Series 1995-D1                                         150,000

Mortgage Capital Funding
         Series 1995-MC1                                        535,000

Lehman/FHLMC
         Series 1994-A                                          560,000

LB Commercial Conduit Mortgage Trust
         Series 1995-C2                                         750,000

Merrill Lynch Mortgage Investors Inc.
         Series 1995-C3                                               0

DLJ Mortgage Acceptance Corporation
         Series 1995-CF2                                              0


PARTNERSHIP INTERESTS
--------------------------------------------

CRIIMI MAE Management, Inc.                                          32%

CRIIMI MAE Services, Inc.                                            68%
